UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2017

DCP MIDSTREAM, LP
(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 17th Street, Suite 2500
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

(303) 595-3331
(Registrant’s telephone number, including area code)

DCP Midstream Partners, LP
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 11, 2017, DCP Midstream Partners, LP filed with the Delaware Secretary of State a Certificate of Amendment to its Certificate of Limited Partnership (the “Certificate of Amendment”) to change its name (the “Name Change”) to DCP Midstream, LP (the “Partnership”). Also effective as of the same date, DCP Midstream GP, LP, the general partner of the Partnership, entered into Amendment No. 4 (“Amendment No. 4”) to the Second Amended and Restated Agreement of Limited Partnership of the Partnership to reflect the Name Change.

In connection with the Name Change, the ticker symbol for common units representing limited partner interests in the Partnership (the “Common Units”) listed on the New York Stock Exchange (the “NYSE”) will change from “DPM” to “DCP” effective at the open of the NYSE on January 23, 2017. The CUSIP number assigned to the Common Units will remain the same.

The foregoing descriptions of the Certificate of Amendment and Amendment No. 4 are not complete and are qualified in the entirety by reference to the full and complete terms of text of the Certificate of Amendment and Amendment No. 4, which are attached to this Current Report on Form 8-K as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Limited Partnership of DCP Midstream Partners, LP , dated January 11, 2017.

3.2	Amendment No. 4 to the Second Amended and Restated Agreement of Limited Partnership of DCP Midstream Partners, LP, dated January 11, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2017	DCP MIDSTREAM, LP

By: DCP MIDSTREAM GP, LP
its general partner

By: DCP MIDSTREAM GP, LLC
its general partner

By: /s/ Michael S. Richards
Michael S. Richards
Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Limited Partnership of DCP Midstream Partners, LP , dated January 11, 2017.

3.2	Amendment No. 4 to the Second Amended and Restated Agreement of Limited Partnership of DCP Midstream Partners, LP, dated January 11, 2017.